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                                                                 EXHIBIT NO. 3.3

THIS AGREEMENT is made as of the 15th day of October, 1993.

BETWEEN:       LARRY W. REAUGH
               1011 Balsam Street
               White Rock, B.C.
               V4B 2J3                                         OF THE FIRST PART

               (the "Vendor")

AND:           STIRRUP CREEK GOLD LTD.
               310-1959-152nd Street
               Surrey, B.C.
               V4A 9E3                                        OF THE SECOND PART

               (the "Purchaser")

WHEREAS the vendor is the registered and/or beneficial owner of an undivided 29% interest in 92 Prospecting Sites of 160 acres each, located in the Fairbanks Meridian, Circle Quadrangle of the State of Alaska, all as more particularly described in Schedule A hereto (a 100% interest in such Prospecting Sites being hereinafter called the "Property");

AND WHEREAS the purchaser wishes to acquire and the Vendor wishes to sell 29% interest in and to the Property upon the terms and conditions hereinafter set forth;

NOW THEREFORE the parties hereto agree as follows:

1.   SALE AND PURCHASE

1.1 The Purchaser hereby purchases from the Vendor an undivided 29% interest in and to the Property.

1.2 The purchase price for the said interest shall be payment to the Vendor of the sum of $17,755.00 Cdn. representing the Vendor's out-of-pocket costs of the interest.

2.   REPRESENTATIONS OF THE VENDOR

2.1  The Vendor hereby covenants, represents and warrants that:

     (a) he is the registered and/or beneficial owner of an undivided 29% interest in the Property;

     (b) the Property is free of any and all charges, encumbrances, adverse interest, claims or liens whatsoever; and

     (c) he has the right, power and authority to enter into this Agreement and to dispose of the Property in the manner contemplated herein.

3.   DEALING WITH THE PROPERTY

3.1 All costs and expenses which arise in connection with the Property after the date hereof shall be shares pro rata in accordance with the interests of the parties therein from time to time.

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                                     - 2 -

3.2 If and when warranted by the results of the initial exploration on the Property, further exploration and possible development work on the Property will be carried out by the parties hereto pursuant to a joint venture arrangement to be entered into on terms and conditions to be agreed upon between them.

4.   GENERAL PROVISIONS

4.1 The parties hereto may assign their respective interests in this Agreement.

4.2 All notices, payments and other required communications given hereunder shall be in writing, and shall be addressed to the addresses set forth on the first page of this Agreement. All notices shall be given by personal delivery, or by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or by registered or certified mail return receipt requested. All notices shall be effective and shall be deemed delivered if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, if by electronic communication on the next business day following receipt of the electronic communication, and if solely by mail on the next business day after actual receipt. Either party may change its address by notice given to the other in the manner herein provided.

4.3 This Agreement shall be interpreted in accordance with the laws of the Province of British Columbia.

4.4 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED
by LARRY REAUGH in the presence of:


                                   Per:
--------------------------              -----------------------
Witness                                 LARRY W. REAUGH


STIRRUP CREEK GOLD LTD.


By:                                C/S
   -----------------------
   Larry Reaugh, President